AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of this 24th day of August, 2015 by and among, AnPath Group, Inc., a Delaware corporation (“APGR”), AnPath Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”) and Q2Power Corp., a Delaware corporation (“Q2P”).  APGR, Acquisition Sub and Q2P are occasionally referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS:

WHEREAS, APGR is a publicly held and traded company with its shares being quoted in the over the counter markets under the trading symbol “APGR”; and

WHEREAS, Q2P has issued an aggregate of 70,689,631 shares of common stock (“Q2P Shares”) and an aggregate of 3,237,000 stock options (“Q2P Options”) which are held by the Q2P stockholders and the Q2P option holders (respectively, the “Q2P Stockholders” and the “Q2P Option Holders”), as more fully set forth on Schedule 1.07; and

WHEREAS, Acquisition Sub is a wholly-owned subsidiary of APGR; and

WHEREAS, the Parties further intend that Acquisition Sub shall be merged with and into Q2P, with Q2P surviving the merger on the terms and subject to the conditions set forth herein (the “Merger”); and

WHEREAS, the Parties intend that all of the Q2P Shares will be exchanged in the Merger for an aggregate of approximately 24,000,000 shares of newly issued $0.0001 par value common stock of APGR (the “APGR Shares”) pursuant to the terms and conditions set forth in this Agreement; and  unless otherwise indicated herein, all references to the APGR Shares shall take into account the reverse split of APGR’s issued and outstanding shares in the ratio of one-for-seven, which was effective on August 5, 2015 (the “Reverse Split”); and

WHEREAS, simultaneously with the Closing (as defined in Section 1.04 below), the Q2P Options shall be exchanged for like  stock options of APGR (“APGR Options”) to those individuals or entities described in Schedule 1.07, which options shall be exercisable upon the same terms and conditions as the Q2P Options; and

WHEREAS, APGR shall assume the plans under which such Q2P Options were granted or shares are reserved for grant or other awards (respectively, the “Q2P 2014 Founders Stock Option Plan” and the “Q2P 2014 Employees Stock Option Plan”), each with an effective date of July 31, 2014, and each with 2,000,000 shares reserved for issuance thereunder; and

WHEREAS, simultaneously with the Closing, the officers and directors of APGR named in Schedule 1.05(a)(i) shall resign from their respective positions with APGR, and the individuals described in Schedule 1.05(a)(ii) shall be elected and appointed to the positions described therein; and

WHEREAS, the Parties intend to change the name of APGR to “Q2Power Corp.,” which can be effected by the APGR Board of Directors under the APGR Articles of Incorporation; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Agreement and also to prescribe various conditions to the Agreement; and

WHEREAS, for federal income tax purposes, the Parties intend that the Merger shall qualify as a tax-free transaction under the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the respective boards of directors of APGR, Acquisition Sub and Q2P have unanimously (a) determined that this Agreement and the Merger and the transactions contemplated hereby and thereby are in the best interests of the Parties and their respective stockholders, and (b) have approved and declared advisable this Agreement and the transactions contemplated hereby (collectively, the “Transactions”);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I.
THE MERGER

1.01

The Merger.

(a)

Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”), Acquisition Sub shall merge with and into Q2P (the “Merger”) and Q2P shall be the corporation surviving the Merger and shall become a wholly-owned subsidiary of APGR.  In consideration of the Q2P Shares delivered by the Q2P Stockholders, the Q2P Stockholders will receive from APGR the APGR Shares, delivered with book entry records and/or stock certificates, to the Q2P Stockholders pursuant to the terms and conditions herein evidencing the APGR Shares (the “APGR Stock Certificates”) (the “Merger Consideration”).

(b)

For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the parties shall report the transactions contemplated by the this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Neither of APGR, Acquisition Sub nor Q2P has taken or failed to take, and after the Effective Time (as defined below), APGR shall not take or fail to take, any action which reasonably could be expected to cause the Merger, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

1.02

Effect of the Merger.  The Merger shall have the effects set forth in the applicable provisions of the DGCL.

1.03

Conversion into APGR Common Shares.  At the Effective Time, by virtue of the Merger without any action on the part of any Party or any of the Q2P Stockholders:

(a)

Q2P Shares outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in Section 1.08 below), shall be converted into the right to receive .339512 of one “unregistered” and “restricted” share of APGR Shares (rounded up to the nearest whole number of shares by reason of the Reverse Split [or approximately 24,000,000

APGR Shares, assuming no Q2P Stockholder perfects dissenters’ rights of appraisal under the DBCL]), subject to any withholding taxes required by applicable law, upon surrender of a certificate from the Q2P Stockholder representing such Q2P Shares;

(b)

All Q2P Shares that are held in the treasury of Q2P or owned of record by any Q2P subsidiary, and all Q2P Shares owned by APGR, Acquisition Sub or any of their respective subsidiaries, shall be cancelled and shall cease to exist with no payment being made with the respect thereto; and

(c)

Each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be canceled as of the Effective Time.

1.04

Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VII and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing date of the Transaction (the “Closing”) will take place at 10:00 a.m. Eastern Daylight Time on the second business day following the satisfaction of the conditions set forth in Article VI (or as soon as practicable thereafter) (the “Closing Date”), at the offices of Roetzel & Andress LPA, 350 East Las Olas Boulevard, Ste. 1150, Ft. Lauderdale, FL 33301, unless another date, time or place is agreed to in writing by the Parties hereto.

1.05

Directors and Officers.  As of the Closing, the existing directors and officers of APGR described in Schedule 1.05(a)(i) shall resign and shall be replaced with the individuals set forth on Schedule 1.05(a)(ii).

1.06

Effective Time of Merger.  As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Parties shall make all filings or recordings required or necessary under the DGCL. The Merger shall become effective at such time as is permissible in accordance with the DGCL (the “Effective Time”).  The Parties shall use reasonable efforts to have the Closing Date and the Effective Time to be the same day.

1.07

Treatment of Options.  At the Effective Time, each Q2P Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Q2P, APGR or the Acquisition Sub, the option holder or any other person, exchanged for the APGR Options to those individuals or entities and in the amounts described in Schedule 1.07, exercisable in the ratio of 0.339512 APGR Shares for every Q2P share that would be issuable upon exercise of such Q2P Option, and exercisable at such price as the Committee of the Board of Directors that will administer the assumed Q2P 2014 Founders Stock Plan and 2014 Employees Stock Plan may determine to be fair and reasonable in its good faith judgment acting pursuant to Section 13 of each such Plan.  At or prior to the Effective Time, APGR, and its Board of Directors, shall adopt any resolutions and take any action deemed required or necessary to effectuate the provisions of this Section 1.07 and to assume, adopt, ratify and approve the Q2P 2014 Founders Stock Option Plan and the Q2P 2014 Employees Stock Option Plan, subject to such price adjustments as the Committee of the Board of Directors that will administer such assumed Plans may determine to be fair and reasonable in its good faith judgment acting pursuant to Section 13 of each such Plan.

1.08

Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary, including Section 1.03, Q2P Shares issued and outstanding immediately prior to the

Effective Time, other than Q2P Shares held by a holder who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Q2P Shares in accordance with Section 262 of the DGCL (such Q2P Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such Q2P Shares) shall not be converted into a right to receive a portion of the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Q2P Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration, if any, to which such holder is entitled pursuant to Section 1.03. Q2P shall provide APGR prompt written notice of any demands received by Q2P for appraisal of Q2P Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to Q2P prior to the Effective Time pursuant to the DGCL that relates to such demand, and APGR shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of APGR, Q2P shall not make any payment with respect to, or settle or offer to settle, any such demands.  The Parties shall ensure that any notice or documentation required or deemed necessary to advise Q2P Stockholders of the Merger and their respective appraisal rights under Section 262 of the DGCL.

(a)

Prior to the Effective Time, APGR shall appoint an exchange agent reasonably acceptable to Q2P (the “Exchange Agent”) to act as the exchange agent in the Merger.

(b)

The Exchange Agent shall mail to each holder of Q2P Shares a letter of transmittal (a “Letter of Transmittal”) and instructions for use in effecting the surrender of the stock certificates evidencing shares held by the Q2P Stockholders (each a “Q2P Stock Certificate”) in exchange for the applicable portion of Merger Consideration.  The Exchange Agent shall, after receipt of a Q2P Stock Certificate, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and any other customary documents that the Exchange Agent may reasonably require in connection therewith, issue to the Q2P Stockholder of such Q2P Stock Certificate the Merger Consideration provided herein with respect to such Q2P Stock Certificate so surrendered and the Q2P Stock Certificate shall forthwith be cancelled. Unless otherwise provided herein, no interest shall be paid or shall accrue on any cash payable upon surrender of Q2P Stock Certificate. Until so surrendered, each outstanding Q2P Stock Certificate that prior to the Effective Time represented Q2P Shares (other than Dissenting Shares) shall be deemed from and after the Effective Time, for all purposes, to evidence the right to receive the portion of the Merger Consideration as provided herein. If after the Effective Time, any Q2P Stock Certificate is presented to the Exchange Agent, it shall be cancelled and exchanged as provided in this Section 1.08.

(c)

If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered Q2P Stock Certificate is registered, it shall be a condition to such payment that (i) such Q2P Stock Certificate shall be properly endorsed or shall otherwise be in proper form for transfer acceptable to APGR, and (ii) the person requesting such payment shall pay to the Exchange Agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such Q2P Stock Certificate or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)

Any portion of the Merger Consideration that remains unclaimed by the Q2P Stockholders twelve (12) months after the Effective Time shall be returned to APGR, upon demand, and any such Q2P Stockholder who has not exchanged Q2P Stock Certificates for the Merger Consideration in accordance with this Section 1.08 prior to that time shall thereafter look only to APGR for issuance of the Merger Consideration.

(e)

Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to APGR, upon demand.

1.09

Lost Certificates.  If any Q2P Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by APGR, the posting by such person of a bond, in such reasonable amount as APGR may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to be paid in respect of shares formerly represented by such certificate as contemplated under this Article I.

1.10

Name Change.  APGR will change its name to “Q2P Power Corp.” (or such other name as the APGR Board of Directors shall direct) as soon as is reasonably practicable following the Closing.

1.11

Registration Exemption.  The Transaction is believed to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Securities and Exchange Commission (the “SEC”) Regulation D and Rule 506(b) promulgated thereunder, and, as applicable, Section 4(a)(2) of the Securities Act.

ARTICLE II.

Intentionally Deleted.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.01

Representations and Warranties of Q2P. Except as set forth in the disclosure schedules of Q2P attached hereto, Q2P represents and warrants to APGR as of the Closing Date:

(a)

Organization, Standing and Power.  Q2P is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Q2P is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.02).

(b)

Subsidiaries.  Q2P does not own, directly or indirectly, any equity or other interest in any company, corporation, partnership, joint venture or otherwise.

(c)

Corporate Documents. Schedule 3.01(c) sets forth a true and correct copy of the Articles of Incorporation and Bylaws of Q2P.

(d)

Capitalization of Q2P.  As of the date of this Agreement, the authorized capital stock of Q2P consists of 95,000,000 shares of common stock, $0.0001 par value, of which 70,689,631 shares of common stock are issued and outstanding and 5,000,000 shares of “blank check” preferred stock, $0.0001 par value, none of which are issued and outstanding. Other than the 3,237,000 Q2P Options, there are no other shares of Q2P capital stock issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. Except as set forth herein, no shares of capital stock or other equity securities of Q2P are issued, reserved for issuance or outstanding. All of the shares of common stock and preferred stock issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(e)

Authority; Non-contravention.  Q2P has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Merger. The execution and delivery of this Agreement by Q2P and the consummation by Q2P of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of Q2P. This Agreement has been duly executed and when delivered by Q2P and shall constitute a valid and binding obligation of Q2P, enforceable against Q2P in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. Except as disclosed in Schedule 3.01(e), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Q2P under, (i) the Articles of Incorporation or Bylaws of Q2P, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Q2P, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Q2P, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Q2P or could not prevent, hinder or materially delay the ability of Q2P to consummate the transactions contemplated by this Agreement.

(f)

Governmental Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to Q2P in connection with the execution and delivery of this Agreement by Q2P or the consummation by Q2P of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) or pursuant to the rules and regulations of FINRA.

(g)

Financial Statements.  APGR has received from Q2P a true and complete copy of the unaudited balance sheets of Q2P as of December 31, 2014, and the related consolidated unaudited statements of income and statements of cash flow of Q2P for the years ended December 31, 2014, and December 31, 2013, and the six (6) months period ended June 30,

2015, collectively, the “Q2P Financial Statements.” The Q2P Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of Q2P, at the dates and for the respective periods to which they apply.  Audited financial statements for the years ended December 31, 2014 and 2013, together with unaudited financial statements for the six (6) months period ended June 30, 2015, will be provided at Closing.

(h)

Absence of Certain Changes or Events.  Since June 30, 2015, Q2P has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(i)

material adverse change with respect to Q2P including any amendments to its Articles of Incorporation or Bylaws;

(ii)

event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of APGR;

(iii)

condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Q2P to consummate the transactions contemplated by this Agreement;

(iv)

incurrence, assumption or guarantee by Q2P of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to APGR in writing;

(v)

creation or other incurrence by Q2P of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)

transaction or commitment made, or any contract or agreement entered into, by Q2P relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Q2P of any contract or other right, in either case, material to Q2P, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)

labor dispute, other than routine, individual grievances, or, to the knowledge of Q2P, any activity or proceeding by a labor union or representative thereof to organize any employees of Q2P or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)

payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)

write-offs or write-downs of any assets of Q2P;

(x)

creation, termination or amendment of, or waiver of any right under, any material contract of Q2P;

(xi)

damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Q2P;

(xii)

other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Q2P; or

(xiii)

agreement or commitment to do any of the foregoing.

(i)

Certain Fees.   No brokerage or finder’s fees or commissions are or will be payable by Q2P to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(j)

Litigation; Labor Matters; Compliance with Laws.

(i)

There is no suit, action or proceeding or investigation pending or, to the knowledge of Q2P, threatened against or affecting Q2P or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Q2P or prevent, hinder or materially delay the ability of Q2P to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Q2P having, or which, insofar as reasonably could be foreseen by Q2P, in the future could have, any such effect.

(ii)

Q2P is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Q2P.

(iii)

The conduct of the business of Q2P complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(k)

Benefit Plans.   Except for the Q2P 2014 Founders Stock Option Plan and the Q2P 2014 Employee Stock Option Plan, Q2P is not a party to any Benefit Plan under which Q2P currently has an obligation to provide benefits to any current or former employee, officer or director of Q2P. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, ownership plan with respect to any stock, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan. Schedule 3.01(k) contains copies of the Q2P 2014 Founders Stock Option Plan and the Q2P 2014 Employee Stock Option Plan, lists the stock options, grants or other awards thereunder (if different than the Q2P Stock Options listed in Schedule 1.07), and sets forth all severance payment, health insurance or other similar material benefit provisions provided for in Employment Agreements between Q2P and its officers or directors.

(l)

Tax Returns and Tax Payments.

(i)

Q2P has timely filed with the appropriate taxing authorities all Tax Returns, as that term is hereinafter defined, required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes, as that term is hereinafter defined, due and owing by Q2P have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Q2P has filed an extension for its 2014 federal income taxes, for which no payments or other liabilities are expected.  No claim has ever been made in writing or otherwise addressed to Q2P by a taxing authority in a jurisdiction where Q2P does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of Q2P did not, as of the Q2P Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Q2P Balance Sheet Date, neither Q2P nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of Q2P and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Q2P.

(ii)

No material claim for unpaid Taxes has been made or become a lien against the property of Q2P or is being asserted against Q2P, no audit of any Tax Return of Q2P is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Q2P and is currently in effect. Q2P has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(iii)

As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(m)

Environmental Matters.  Q2P is in compliance with all Environmental Laws in all material respects. Q2P has not received any written notice regarding any violation of any Environmental Laws, as that term is hereinafter defined, including any investigatory, remedial or corrective obligations. Q2P holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on Q2P, and is in compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials, as that term is hereinafter defined, have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Q2P or any predecessor thereof and no

Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Q2P. Q2P has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Q2P. Q2P has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on Q2P. There are no past, pending or threatened claims under Environmental Laws against Q2P and Q2P is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Q2P pursuant to Environmental Laws. “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

(n)

Contracts.  Schedule 3.01(n) lists the following contracts and other agreements to which Q2P is a party:

(i)

any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $100,000 per annum;

(ii)

any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Q2P, or involves consideration in excess of $100,000;

(iii)

any agreement concerning a partnership or joint venture;

(iv)

any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v)

any agreement concerning confidentiality or noncompetition outside of the ordinary course of business;

(vi)

any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, managers, officers, and employees;

(vii)

any collective bargaining agreement;

(viii)

any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

(ix)

any agreement under which it has advanced or loaned any amount to any of its managers, officers, stockholders and employees outside the ordinary course of business;

(x)

any agreement under which the consequences of a default or termination could be considered to have a material adverse effect with regard to Q2P; or

(xi)

any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

Q2P has delivered or made available to APGR a correct and complete copy of each written agreement listed in Schedule 3.01(n). With respect to each such agreement: (A) the agreement is valid, binding, enforceable, and in full force and effect and (B) to the knowledge of Q2P, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

(o)

Accounts Receivable.  All of the accounts receivable of Q2P that are reflected on Q2P’s Financial Statements or the accounting records of Q2P as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

(p)

Properties.  Q2P has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Q2P or acquired after the date thereof which are, individually or in the aggregate, material to Q2P’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Q2P is held by it under valid, subsisting and enforceable leases of which Q2P is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(q)

Intellectual Property.

(i)

As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any Intellectual Property, to which Q2P is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

(ii)

Q2P owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. To the knowledge of Q2P, none of Q2P’s Intellectual Property or License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Q2P or its successors.

(iii)

 With respect to Intellectual Property rights licensed by Q2P from Cyclone Power Technologies with respect to U.S. and international patents (the “Patents”), Q2P is not making any representations or warranties about the enforceability of such Patients, whether or not such Patents may infringe on the rights of others, or whether or not Cyclone has made all required maintenance payments on such Patents.

(r)

Undisclosed Liabilities.  Q2P has no material liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the Q2P Financial Statements or incurred in the ordinary course of business.

(s)

Transactions with Affiliates.  To the knowledge of Q2P, except (i) for employment and benefit arrangements, (ii) arrangements on arm’s length terms in the ordinary course of business and (iii) agreements set forth on Schedule 3.01(s), no director, officer, manager, or owner (or any Affiliate thereof) other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by all such Persons), has any interest in (a) any agreement with Q2P or relating to its business, including any agreement for or relating to indebtedness of Q2P; (b) any property, including Intellectual Property and Real Property, used or currently intended to be used in, the business.

(t)

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any ancillary document based upon arrangements made by or on behalf of the Q2P.

(u)

Full Disclosure.  All of the representations and warranties made by Q2P in this Agreement, and all statements set forth in the certificates delivered by Q2P at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Q2P pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to APGR or its representatives by or on behalf of any of Q2P or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(v) Issuance of APGR Common Stock.  To the knowledge of Q2P, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of the APGR Shares pursuant to the Merger to fail to meet the exemption from the registration requirements of Securities Act, and the General Rules and Regulations of the SEC promulgated thereunder.

3.02

Representations and Warranties of APGR (including its wholly-owned subsidiary, EnviroSystems, Inc., a Nevada corporation (“ESI”), as applicable) and Acquisition Sub.  APGR and Acquisition Sub hereby jointly and severably make the following representations and warranties as of the Closing Date:

(a)

Organization, Standing and Corporate Power.

(i)

APGR, ESI and Acquisition Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. APGR, ESI and Acquisition Sub are duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to APGR, ESI or Acquisition Sub.

(ii)

The transactions contemplated by this Agreement will not be subject to the anti-takeover provisions of the DGCL or any takeover statute or similar statute or regulation that applies or purports to apply to the Merger or any other transaction contemplated by this Agreement. The Company has not adopted a shareholder rights plan, “poison pill” or any similar anti-takeover device.

(b)

Subsidiaries.  Except for the Acquisition Sub and ESI, APGR owns no subsidiaries.  The Acquisition Sub and ESI own no subsidiaries.

(c)

Capitalization.

(i)

Capitalization of APGR.  As of the date of this Agreement, the authorized capital stock of APGR consists of 100,000,000 shares of APGR Common Stock, $0.0001 par value, of which approximately 1,835,199 post-Reverse Split shares of APGR Common Stock are issued and outstanding (estimated, based upon rounding resulting from the Reverse Split) and 5,000,000 shares of “blank check” preferred stock $0.0001par value, none of which are issued and outstanding. Except as otherwise set forth herein or in Section 3.02(c)(i) of the disclosure schedules of APGR attached hereto, there are no other shares of APGR capital stock issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. Except as set forth herein, no shares of capital stock or other equity securities of APGR are issued, reserved for issuance or outstanding. All of the shares of common stock and preferred stock issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(ii)

Capitalization of Acquisition Sub.  As of the date of this Agreement, the authorized capital stock of Acquisition Sub consists of 1,000 shares of Common Stock, $0.0001 par value, of which 100% of such shares of Common Stock have been issued to APGR. There are no other shares of Acquisition Sub capital stock issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. Except as set forth herein, no shares of capital stock or other equity securities of Acquisition Sub are issued, reserved for issuance or outstanding. All of the shares of common stock and preferred stock issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)

Corporate Authority; Non-contravention.  APGR and Acquisition Sub have all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by APGR and Acquisition Sub and the consummation by APGR and Acquisition Sub of the Transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of APGR and Acquisition Sub. This Agreement has been duly executed and when delivered by APGR and Acquisition Sub shall constitute a valid and binding obligation of APGR and Acquisition Sub, enforceable against APGR and Acquisition Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of APGR, ESI or Acquisition Sub under (i) its articles of incorporation, bylaws, or other charter documents; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to APGR, ESI or Acquisition Sub, their properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to APGR, ESI or Acquisition Sub, their properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to APGR, ESI or Acquisition Sub or could not prevent, hinder or materially delay the ability of APGR or Acquisition Sub to consummate the transactions contemplated by this Agreement.

(e)

Affiliate Transactions.  Except as set forth in the APGR SEC Reports (as defined below) or Schedule 3.02(e), and as contemplated by this Agreement, as of the Closing Date there are no loans, leases, commitments, arrangements of any kind or nature outstanding between APGR (or ESI) and any officer or director or 10% or greater shareholder of APGR, or any person related to or affiliated with any officer or director of APGR

(f)

Government Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to APGR or Acquisition Sub in connection with the execution and delivery of this Agreement by APGR or Acquisition Sub, or the consummation by APGR or Acquisition Sub of the Transactions contemplated hereby, except, with respect to this Agreement, any filings under the DGCL, the Securities Act or the Exchange Act.

(g)

Events Subsequent to APGR Balance Sheet.  Since the date of June 30, 2015, APGR, ESI and Acquisition Sub have conducted their business only in the ordinary course consistent with past practice, and there has not been any:

(i)

material adverse change with respect to APGR, ESI or Acquisition Sub including any amendments to their Articles of Incorporation and Bylaws;

(ii)

event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of Q2P;

(iii)

condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of APGR or Acquisition Sub to consummate the transactions contemplated by this Agreement;

(iv)

incurrence, assumption or guarantee by APGR, ESI or Acquisition Sub of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Q2P in writing;

(v)

creation or other incurrence by APGR, ESI or Acquisition Sub of any lien on any asset other than in the ordinary course consistent with past practices;

(vi)

transaction or commitment made, or any contract or agreement entered into, by APGR, ESI or Acquisition Sub relating to their assets or business (including the acquisition or disposition of any assets) or any relinquishment by APGR, ESI or Acquisition Sub of any contract or other right, in either case, material to APGR, ESI or Acquisition, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(vii)

labor dispute, other than routine, individual grievances, or, to the knowledge of APGR, ESI or Acquisition Sub, any activity or proceeding by a labor union or representative thereof to organize any employees of APGR, ESI or Acquisition Sub or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(viii)

payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(ix)

write-offs or write-downs of any assets of APGR, ESI or Acquisition Sub;

(x)

creation, termination or amendment of, or waiver of any right under, any material contract of APGR, ESI or Acquisition Sub;

(xi)

damage, destruction or loss having, or reasonably expected to have, a material adverse effect on APGR, ESI or Acquisition Sub;

(xii)

other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to APGR, ESI or Acquisition Sub; or

(xiii)

agreement or commitment to do any of the foregoing.

(h)

Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by APGR, ESI or Acquisition Sub to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)

Litigation; Labor Matters; Compliance with Laws.

(i)

There is no suit, action or proceeding or investigation pending or, to the knowledge of APGR, ESI or Acquisition Sub, threatened against or affecting APGR, ESI or Acquisition Sub or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to APGR, ESI or Acquisition Sub or prevent, hinder or materially delay the ability of APGR or Acquisition Sub to consummate the transactions contemplated by this Agreement, nor, except for that certain judgment rendered against APGR’s wholly-owned subsidiary, ESI, in the principal amount of approximately $29,634.00, together with costs and interest totaling $8,580.43 through March 2015 with respect to that certain action known as Ladeau v. ESI and designated Iredell County, North Carolina Superior Court Case No. 13 CVS 2277 (“ESI Judgment”) is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against APGR or ESI  having, or which, insofar as reasonably could be foreseen by APGR, ESI or Acquisition Sub, in the future could have, any such effect.

(ii)

APGR (including any of its subsidiaries) is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to APGR or Acquisition Sub.

(iii)

The conduct of the business of APGR, ESI and Acquisition Sub complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(j)

Benefit Plans.  Neither APGR, ESI nor Acquisition Sub is a party to any Benefit Plan under which APGR, ESI or Acquisition Sub currently has an obligation to provide benefits to any current or former employee, officer or director of APGR, ESI or Acquisition Sub.

(k)

Certain Employee Payments.   Neither APGR nor ESI is not a party to any agreement which could result in the payment to any current, former or future director or employee of APGR or ESI of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement (the “Certain Employee Payments”), whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered. Acquisition Sub has no employees.

(l)

Tax Returns and Tax Payments.

(i)

APGR, ESI and Acquisition Sub have timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by APGR, ESI or Acquisition Sub have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Neither APGR, ESI nor Acquisition Sub is currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to APGR, ESI or Acquisition Sub by a taxing authority in a jurisdiction where APGR does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of APGR, ESI and Acquisition Sub did not, as of the APGR Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the APGR Balance Sheet Date, neither APGR, ESI nor Acquisition Sub has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of APGR, ESI and Acquisition Sub will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of APGR.

(ii)

No material claim for unpaid Taxes has been made or become a lien against the property of APGR, ESI or Acquisition Sub or is being asserted against APGR, ESI or Acquisition Sub; no audit of any Tax Return of APGR, ESI or Acquisition Sub is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by APGR, ESI or Acquisition Sub and is currently in effect.  APGR, ESI and Acquisition Sub have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(m)

Environmental Matters.  APGR, ESI and Acquisition Sub are in compliance with all Environmental Laws in all material respects. Neither APGR, ESI nor Acquisition Sub has received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations. APGR, ESI and Acquisition Sub hold all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on APGR, ESI or Acquisition Sub, and are compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects.  No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by APGR, ESI or Acquisition Sub or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to APGR, ESI or Acquisition Sub. Neither APGR, ESI nor or Acquisition Sub has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to APGR, ESI or Acquisition

Sub. Neither APGR, ESI nor Acquisition Sub has liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on APGR, ESI or Acquisition Sub. There are no past, pending or threatened claims under Environmental Laws against APGR, ESI or Acquisition Sub and neither APGR, ESI nor or Acquisition Sub is aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against APGR, ESI or Acquisition Sub pursuant to Environmental Laws.

(n)

Material Contracts.  Except as otherwise disclosed under the APGR SEC Reports, APGR is not, has not received any notice that any other party is, and does not have any knowledge that any other party is, in default in any respect under any APGR Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.  Each APGR Material Contract is valid, binding, enforceable, and in full force and effect. For purposes of this Agreement, a “APGR Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which APGR or ESI is a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring APGR or ESI to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000 or more, including guarantees of such indebtedness, (v) which is required to be disclosed in the APGR SEC Reports pursuant to applicable rules and regulations, or (vi) which, if breached by APGR or ESI in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from APGR or ESI or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

(o)

Properties.  APGR, ESI and or Acquisition Sub have valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by APGR, ESI or Acquisition Sub or acquired after the date thereof which are, individually or in the aggregate, material to APGR’s, ESI’s or Acquisition Sub’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by APGR, ESI or Acquisition Sub are held by APGR, ESI or Acquisition Sub under valid, subsisting and enforceable leases of which APGR, ESI and or Acquisition Sub is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

(p)

Intellectual Property.  APGR, ESI and or Acquisition Sub owns or has valid rights to use the Intellectual Property that is necessary for the conduct of their business as now being conducted. All of APGR’s, ESI’s and Acquisition Sub’s licenses to use software programs are current and have been paid for the appropriate number of users. To the knowledge of APGR, ESI and Acquisition Sub, none of APGR’s, ESI’s or Acquisition Sub’s Intellectual Property or license agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against APGR, ESI or Acquisition Sub or its successors.

(q)

SEC Reports and Financial Statements.  Since December 31, 2012, APGR has filed with the SEC all reports and other filings required to be filed by APGR in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, including without limitation, all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “APGR SEC Reports”).  As of their respective filing dates the APGR SEC Reports (i) did not (or with respect to APGR SEC Reports filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. Neither APGR, ESI nor the Acquisition Sub is currently required to file any forms, reports or other documents with the SEC. To the Knowledge of APGR, none of the APGR SEC Reports is the subject of ongoing SEC review or outstanding SEC comment. All of the audited consolidated financial statements and unaudited consolidated interim financial statements of APGR and the consolidated subsidiaries included in the APGR Reports (collectively, the “Financial Statements”) (A) have been prepared in accordance with GAAP and are consistent with the books and records of APGR (which books and records are correct and complete).

(r)

Board Determination.  The Board of Directors of APGR and Acquisition Sub have unanimously determined that the terms of the Transactions are fair to and in the best interests of APGR and Acquisition Sub and their respective stockholders.

(s)

Undisclosed Liabilities.  Except with respect to those payables and liabilities described on Schedule 3.02(s), which schedule contains a full and complete list of all payables, debts and liabilities of APRG, ESI and Acquisition Sub of any kind, neither APGR, ESI nor or Acquisition Sub has liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise). Schedule 3.02(s) shall be updated and provided with an officer’s certification of accuracy at Closing.

(t)

Transactions with Affiliates. To the knowledge of APGR, ESI and Acquired Sub, or any of their respective directors or officers, except (i) for employment and benefit arrangements, (ii) arrangements on arm’s length terms in the ordinary course of business and (iii) agreements disclosed under APGR SEC Reports, no director or officer (or any affiliate thereof) other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by all such Persons), has any interest in (a) any agreement with APGR, ESI or Acquisition Sub relating to its business, including any agreement for or relating to indebtedness of APGR, ESI or Acquisition Sub; (b) any property, including Intellectual Property and Real Property, used or currently intended to be used in, the business.

(u)

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement or any ancillary document based upon arrangements made by or on behalf of APGR.

(v)

Full Disclosure.  All of the representations and warranties made by APGR, ESI and Acquisition  Sub in this Agreement, and all statements set forth in the certificates delivered by APGR, ESI and Acquisition Sub at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by APGR, ESI and Acquisition Sub pursuant to the terms of this

Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Q2P or its representatives by or on behalf of APGR, ESI or Acquisition Sub in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

3.03

Survival of Representations and Warranties.  The representations and warranties of the Parties set forth in this Agreement or in any instrument delivered pursuant to this Agreement, including any disclosure schedule, shall not survive Closing, provided however, this non-survival clause shall not relieve a Party of liability for misstatements or omissions made in these representations and warranties as of the Closing, as outlined in Sections 3.01(u) and 3.01(v).

3.04

No Other Representations and Warranties.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS ARTICLE III, EACH PARTY MAKES NO, AND EXPRESSLY DISCLAIMS ANY, REPRESENTATIONS AND WARRANTIES WHATSOEVER TO THE OTHER PARTY, EXPRESS, IMPLIED OR STATUTORY.

ARTICLE IV.
COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

4.01

Conduct of Q2P and APGR.  From the date of this Agreement and until the Effective Time, or until the prior termination of this Agreement, Q2P, APGR, ESI and Acquisition Sub shall not, unless mutually agreed to in writing:

(a)

engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time;

(b)

sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)

fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time;

(d)

or permit any material adverse change to occur with respect to Q2P and APGR or their business or assets;

(e)

make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

4.02

Current Information.

(a)

During the period from the date of this Agreement to the Closing, each Party hereto shall promptly notify each other Party of any (i) change in its ordinary course of business, (ii) proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of proceedings, in each case involving the Parties the outcome of which, if adversely determined, could reasonably be expected to have a material adverse effect on the Party, taken as a whole or (iii) event which such Party reasonably believes could be expected to have a material adverse effect on the ability of any party hereto to consummate the Transactions.

(b)

During the period from the date of this Agreement to the Closing, APGR shall promptly notify Q2P of any correspondence received from the SEC and FINRA and shall deliver a copy of such correspondence to Q2P within one (1) business day of receipt.

4.03

Material Transactions.  Prior to the Closing, except as provided for in this Agreement, none of Q2P, APGR, ESI or Acquisition Sub will, without first obtaining the written consent of the other Parties hereto:

(a)

declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property;

(b)

amend its Articles of Incorporation or Bylaws or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any other Person;

(c)

except pursuant to options, warrants, conversion rights or other contractual rights, issue any shares of its capital stock or any options, warrants or other rights to subscribe for or purchase such common or other capital stock or any securities convertible into or exchangeable for any such common or other capital stock;

(d)

directly redeem, purchase or otherwise acquire any of its common or other capital stock;

(e)

effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

(f)

enter into any employment contract which is not terminable upon notice of ninety (90) days or less, at will, and without penalty except as provided herein or grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension or other Employee Benefit Plan, agreement, payment or agreement under, to, for or with any of such officers or employees;

(g)

make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such Party’s usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, options, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate or modify any plan;

(h)

prepay any debt in excess of Ten Thousand Dollars ($10,000), borrow or agree to borrow any amount of funds except in the ordinary course of business or, directly or indirectly, guarantee or agree to guarantee obligations of others, or fail to pay any monetary obligation in a timely manner prior to delinquency;

(i)

enter into any agreement, contract or commitment having a term in excess of three (3) months or involving payments or obligations in excess of Ten Thousand ($10,000) Dollars in the aggregate, except in the ordinary course of business;

(j)

amend or modify any material contract;

(k)

agree to increase the compensation or benefits of any employee (except for normal annual salary increases in accordance with past practices);

(l)

place on any of its assets or properties any pledge, charge or other Encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed herein;

(m)

guarantee the obligation of any person, firm or corporation, except in the ordinary course of business;

(n)

make any loan or advance in excess of Ten Thousand ($10,000) Dollars in the aggregate or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

(o)

sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than leasehold interests in closed facilities, except in the ordinary course of business;

(p)

commit any act or fail to do any act which will cause a breach of any contract and which will have a material adverse effect on its business, financial condition or earnings;

(q)

violate any applicable law which violation might have a material adverse effect on such party;

(r)

purchase any real or personal property or make any other capital expenditure where the amount paid or committed is, in the aggregate, in excess of Ten Thousand ($10,000) Dollars per expenditure;

(s)

enter into any agreement or transaction with any of such party’s affiliates; or

(t)

engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.

ARTICLE V.
ADDITIONAL AGREEMENTS

5.01

Access to Information; Confidentiality.

(a)

Q2P, on the one hand, and APGR and Acquisition Sub, on the other hand, shall, and shall cause their respective officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause its officers, employees and representatives to, furnish promptly to the other party all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. During the period prior to the Effective Time, APGR shall promptly provide Q2P a copy of each report, schedule, registration statement and other document filed by APGR during such period pursuant to the requirements of federal or state securities laws, as soon as possible prior to filing. Except as required by law, each of Q2P and APGR will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

(b)

No investigation pursuant to this Section 5.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.02

Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions contemplated by this Agreement. APGR, Acquisition Sub and Q2P shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Transactions.

5.03

Public Announcements.  APGR and Acquisition Sub, on the one hand, and Q2P, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the Transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

5.04

Expenses.  Except as provided in Schedule 5.04, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.05

No Solicitation.  Except as previously agreed to in writing by the other Parties, no Party shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any exchange, merger, consolidation, business combination, recapitalization or similar transaction involving Q2P or APGR or ESI or Acquisition Sub, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Transactions or which would or could be expected to dilute the benefits to either Q2P or APGR or Acquisition Sub of the transactions contemplated hereby. Q2P or APGR or ESI or Acquisition Sub will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

ARTICLE VI.
CONDITIONS PRECEDENT

6.01

Conditions to Each Party’s Obligation to Effect the Transaction.  The obligation of each Party to effect the Merger and to otherwise consummate the Transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transactions shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Transactions that makes consummation of the Transactions illegal.

(b)

Governmental Approvals.  All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on APGR, ESI, Acquisition Sub or Q2P shall have been obtained, made or occurred.

(c)

No Litigation.  There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by Q2P, APGR, ESI or Acquisition Sub or to dispose of or hold separate any material portion of the business or assets of Q2P or APGR, ESI or Acquisition Sub.

6.02

Conditions Precedent to Obligations of APGR.  The obligation of APGR to effect the Merger and to otherwise consummate the Transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

Representations, Warranties and Covenants.  The representations and warranties of Q2P in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) Q2P shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)

Consents.  APGR shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained, except to the extent the failure to so obtain could not reasonably be expected to cause a material adverse effect on Q2P or APGR.

(c)

No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Q2P that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Q2P.

(d)

Director and Shareholder Consents.  APGR shall have received resolutions duly adopted by Q2P’s directors and shareholders approving the execution, delivery, and performance of the Agreement and the transactions contemplated by the Agreement.

(e)

Good Standing.  APGR shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the State of incorporation of Q2P and each other State in which Q2P is qualified to do business.

(f)

Certificate of Merger.  The Certificate of Merger shall be executed by Q2P in the form attached hereto as Exhibit 6.02.

(g)

Bring Down.  Q2P shall have provided an executed certificate to the effect that the conditions set forth in Sections 6.02(a) and (c) have been satisfied.

6.03

 Conditions Precedent to Obligation of Q2P.  The obligation of Q2P and the Q2P Stockholders to effect the Merger and to otherwise consummate the Transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)

Representations, Warranties and Covenants.  The representations and warranties of APGR, ESI and Acquisition Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) APGR, ESI and Acquisition Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Effective Time.

(b)

Consents.  Q2P shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained, except to the extent the failure to so obtain could not reasonably be expected to cause a material adverse effect on Q2P, APGR, ESI or Acquisition Sub.

(c)

No Material Adverse Change.  There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of APGR, ESI or Acquisition Sub that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on APGR, ESI or Acquisition Sub.

(d)

Board Resolutions.  Q2P shall have received resolutions duly adopted by APGR’s and Acquisition Sub’s respective board of directors approving the execution, delivery and performance of the Agreement and the Transactions contemplated by the Agreement.

(e)

New Directors and Officers.  APGR shall have delivered to Q2P evidence of the resignation of the directors and officers of APGR set forth in Schedule 1.04(a)(i) and the of the appointment of those individuals set forth in Schedule 1.04(a)(ii);

(f)

Good Standing.  Q2P shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the State of incorporation of APGR.

(g)

Diligence Review.  Q2P shall have completed its due diligence review of APGR, and shall be satisfied with the outcome of said due diligence review.

(h)

Undisclosed Liabilities.  Except with respect to those liabilities described on Schedule 3.02(u), neither APGR, ESI nor Acquisition Sub shall have incurred liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise). Q2P must approve all payables and liabilities on Schedule 3.02(u).  APGR shall have cancelled or converted to stock, as approved by Q2P, a minimum of $100,758 in liabilities and payables to Christopher Spencer, Arthur Batson and Michael Samples.

(i)

Exchange Agreement. APGR shall have entered into a Stock Purchase and Exchange Agreement (the “ESI Stock Purchase and Exchange Agreement”) in form and substance satisfactory to Q2P to sell the current ESI subsidiary of APGR to the shareholders listed in Schedule 6.03(i) with 770,560 post-Reverse Split shares of APGR being returned by such shareholders as part of such ESI Stock Purchase and Exchange Agreement; and pursuant to such ESI Stock Purchase and Exchange Agreement, ESI shall assume and retain and hold APGR harmless from and against approximately  $75,000 in liabilities and payables currently on the books of ESI, including the ESI Judgment (plus all interest and penalties) and Greenberg Traurig payable, and ESI shall retain $35,000 in cash from the APGR New Funding (as defined below) to satisfy the ESI Judgment and corresponding attorney’s fees. If such ESI Judgment is settled prior to the Closing, the amount of cash retained by ESI pursuant to the ESI Stock Purchase and Exchange Agreement shall be such amount, plus ESI’s legal fees, provided such amount does not exceed $35,000.

(j)

Consent from Alpha; Modification of Debentures and Warrants.  APGR has received a consent for the Merger, the Reverse Split and new Board of Directors from Alpha Capital Anstalt, the Note holder and Warrant holder (respectively, “Alpha” and the “Notes” and “Warrants”), which also provides that the Merger and the APGR New Funding are “Exempt Transactions” under both their Notes and the Warrants (with respect to a dilutive issuance).  APGR will also enter into an agreement with Alpha to extend the term of their Notes for another twelve (12) months, re-price the Notes’ and Warrants’ conversion prices, and modify certain terms of the Notes and Warrants, in each case, acceptable to Q2P.

(k)

Bring Down.  APGR and Acquisition Sub shall have provided an executed certificate to the effect that the conditions set forth in Sections 6.03(a) and (c) have been satisfied.

(l)

Certificate of Merger.  The Certificate of Merger shall be executed by Acquisition Sub in the form attached hereto as Exhibit 6.02.

(m)

Amended Articles of Incorporation.  APGR will prepare and file, subject to the review and approval of Q2P, and any required notice and approval by FINRA, amended Articles of Incorporation for APGR authorizing the name change of APGR, and any other amendments that may be required as a result of the Merger or under this Agreement, at the earliest practicable date.

(n)

APGR New Funding.  APGR shall have obtained additional funding agreeable to the Parties, in an amount not less than $1,000,000, based upon a valuation of APGR (not to include the transactions contemplated herein) of not less than $8,000,000 (“APGR New Funding”).

(o)

Other.  APGR and Acquisition Sub shall have provided such other documents and instruments as Q2P or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

ARTICLE VII.
TERMINATION, AMENDMENT, WAIVER AND POST CLOSING COVENANTS

7.01

Termination.  This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger:

(a)

by mutual written consent of all Parties hereto;

(b)

by either APGR or Q2P if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable;

(c)

by either APGR or Q2P if the Transactions shall not have been consummated on or before September 30, 2015 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time).

(d)

by APGR, if a material adverse change shall have occurred relative to Q2P (which material adverse change is not curable within thirty (30) days);

(e)

by Q2P if a material adverse change shall have occurred relative to APGR or ESI (with material adverse change is not curable within thirty (30) days);

(f)

by APGR, if Q2P willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(g)

by Q2P, if APGR willfully fails to perform in any material respect any of its obligations under this Agreement.

7.02

Effect of Termination.  In the event of termination of this Agreement by any Party as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of APGR or Acquisition Sub or Q2P, other than the provisions of the last sentence of Section 5.01(a), Section 5.04, and this Section 7.02, provided however, that the costs identified in Schedule 7.02 shall be exempt from the provisions of Section 5.04. Nothing contained in this Section 7.02 shall relieve any Party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

7.03

Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties upon approval by the Party, if such Party is an individual, and upon approval of the Board of Directors of APGR, Acquisition Sub and Q2P, as the case may be.

7.04

Extension; Waiver.  Subject to Section 7.01(c), at any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.05

Return of Documents.  In the event of termination of this Agreement for any reason, APGR and Acquisition Sub on one hand, and Q2P on the other hand, will return to the other Party all of the other Party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. No Party will use any information so obtained from the other Party for any purpose and will take all reasonable steps to have such other Party’s information kept confidential.

7.06

Post-Closing Covenants.

(a)

Form 8-K. Within four (4) business days following the Closing, the Parties shall prepare and file with the SEC a Current Report on Form 8-K for APGR (the “Closing Form 8-K”) disclosing the Closing of this Agreement, the change in control of APGR, election of directors, unregistered sales of equity securities and any other reportable event contemplated by this Agreement.

ARTICLE VIII.
GENERAL PROVISIONS

8.01

Notices.  Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to APGR:

AnPath Group, Inc.

Attn: Arthur R. Batson, CEO

515 Congress Ave., Suite 1400

Austin, TX 78701

with a copy to:

Branden T. Burningham, Esq.

Burningham &  Burningham

455 East 500 South, Suite 205

Salt Lake City, UT  84111

If to Acquisition Sub:

AnPath Acquisition Sub, Inc.

Attn: Arthur R. Batson, CEO

515 Congress Ave., Suite 1400

Austin, TX 78701

with a copy to:

Branden T. Burningham, Esq.

Burningham &  Burningham

455 East 500 South, Suite 205

Salt Lake City, UT  84111

If to Q2P:

Q2Power, Inc.

Mr. Christopher Nelson

420 Royal Palm Way, Suite 100

Palm Beach, FL  33480

chris@Q2P.com

with a copy to:

Joel D. Mayersohn, Esq.

Roetzel & Andress LPA

350 East Las Olas Boulevard, Ste. 1150

Ft. Lauderdale, FL 33301

jmayersohn@ralaw.com

Tel:  (954) 759-2763

Fax:  (954) 462-4260

8.02

Definitions.  For purposes of this Agreement:

(a)

an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)

“material adverse change” or “material adverse effect” means, when used in connection with Q2P or APGR or Acquisition Sub, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole;

(c)

“person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

(d)

a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

8.03

Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

8.04

Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

8.05

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.06

Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8.07

Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in Florida, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

8.08

Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8.09

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

8.10

Attorney’s Fees.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

8.11

Currency.  All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

ANPATH GROUP, INC.

By: /s/ Arthur Batson

Name:  Arthur Batson

Its:  President

ANPATH ACQUISITION SUB, INC.

By: /s/ Arthur Batson

Name:  Arthur Batson

Its:  President

Q2POWER CORP.

By:  /s/ Christopher Nelson

Name:  Christopher Nelson

Its:  CEO

8/24/15